UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  12/28/2004

Wells Real Estate Investment Trust II, Inc.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  333-107066

MD	20-0068852
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

6200 The Corners Parkway
Norcross, GA 30092-3365
(Address of Principal Executive Offices, Including Zip Code)

770-449-7800
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 2.01.    Completion of Acquisition or Disposition of Assets

On December 28, 2004, Wells REIT II/Lincoln -Highland Landmark III, LLC (the "Joint Venture"), a joint venture between Wells Real Estate Investment Trust II, Inc. (the "Registrant") and Lincoln - Highland Landmark III, LLC ("Lincoln"), an unrelated party, purchased a nine-story office building containing approximately 275,000 rentable square feet (the "Highland Landmark III Building"). The Highland Landmark III Building is located on an approximate 8.77-acre parcel of land in Downers Grove, Illinois. The seller of the Highland Landmark III Building is Highland Landmark Investors Partnership, which is unaffiliated with the Registrant or Lincoln.

The purchase price of the Highland Landmark III Building was approximately $52.7 million, plus closing costs. The Registrant's share of the purchase price was approximately $50.0 million, which was funded with (i) net proceeds raised from the Registrant's ongoing offering of public stock, (ii) proceeds from the Registrant's $430.0 million line of credit with Bank of America, N.A. and (iii) a $30.8 million fixed rate interest-only loan secured by the property (see Item 2.03 for description of loan).

Under the terms of the Joint Venture's Operating Agreement and based on its capital contribution, the Registrant owns 95% of the Joint Venture. Assuming the property generates sufficient operating cash flow, distributions will generally be made in the following order of priority: (1) to the Registrant in an amount equal to a 9.0% cumulative preferred return per annum based on its capital contributions; (2) to Lincoln Property Company Commercial, Inc (the "Property Manager") in an amount equal to the property management fee called for by the Property Management Agreement between the Joint Venture and the Property Manager; (3) to Lincoln in an amount equal to a 4.5% return per annum based on their capital contribution; (4) to the Registrant and Lincoln based on a first-tier residual sharing interest of 95% and 5%, respectively, until the Registrant has earned the cumulative 10% per annum return on its capital contributions; and (5) to the Registrant and Lincoln based on a second-tier residual sharing interest of 90% and 10%, respectively.

The Registrant is responsible for the establishment of policy and operating procedures for the Joint Venture and shall manage the day-to-day business and affairs of the Joint Venture and supervise the operation of the Property Manager pursuant to the Property Management Agreement. The Registrant has the right and sole authority, acting without the consent of Lincoln, to sell, refinance and make capital calls. As the Registrant controls the Joint Venture, the accounts of the Joint Venture will be consolidated into the consolidated financial statements of the Registrant.

The Highland Landmark III Building, which was completed in 2000, is leased to PeopleSoft USA, Inc. ("PeopleSoft") (approximately 39.5%), New York Life Insurance Company ("New York Life") (approximately 11.1%) and various other office tenants (approximately 41.7%). Approximately 7.7% of the Highland Landmark III Building is currently vacant.

PeopleSoft, a company whose shares are publicly traded on NASDAQ, is the world's second largest provider of enterprise application software. PeopleSoft provides complete solutions for more than 25 industries ranging from industrial manufacturing and consumer goods to financial services, healthcare, and public sector organizations. PeopleSoft has approximately 12,750 customers in more than 150 countries. PeopleSoft has 12,000 employees and reported a net worth, as of September 30, 2004, of approximately $3.0 billion.

New York Life, a Fortune 100 company founded in 1845, is the largest mutual life insurance company in the United States and one of the largest life insurers in the world. Headquartered in New York City, New York Life's family of companies offers life insurance, annuities and long-term care insurance. New York Life, through its affiliates, provides institutional asset management, retirement planning and trust services and an array of securities products and services, including institutional and retail mutual funds. New York Life reported a net worth, as of September 30, 2004, of approximately $9.5 billion.

The current aggregate annual base rent for PeopleSoft, New York Life and the 13 other tenants in the Highland Landmark III Buildings is approximately $4.3 million. The current weighted average remaining lease term for all tenants in the Highland Landmark III Buildings is approximately five years. PeopleSoft has the option to extend the initial term of its lease for one additional five-year period. New York Life has the option to extend the initial term of its lease for two additional five-year periods.

The Property Manager, an affiliate of Lincoln, will provide property-management services to the Highland Landmark III Building. The Property Manager will receive a property-management fee of 4% of the property's gross income, subject to a reduction based on any tenant-negotiated caps on management fees and subject to the order of priority for distributions described above. The Registrant does not intend to make significant renovations or improvements to the Highland Landmark III Building in the near term. Management believes that the Highland Landmark III Building is adequately insured.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On December 28, 2004, the Registrant drew down approximately $31.0 million from its existing $430.0 million credit facility with Bank of America, N.A. Approximately $20.2 was used to partially fund the acquisition of The Highland Landmark III Building. Following this draw, approximately $170.4 million is currently outstanding under the credit facility. Borrowings under the credit facility bear interest at LIBOR plus 225 basis points or the base rate plus 50 basis points, at the Registrant's option. The base rate for any day is the higher of the Federal Funds Rate for such day plus 50 basis points or Bank of America's prime rate for such day. Under the terms of the credit facility, the Registrant is required to repay outstanding principal and accrued interest by May 10, 2005. The agreement allows the Registrant to borrow up to 60% of the aggregate cost of the subset of lender-approved properties with an aggregate average occupancy rate of 85% (the "Borrowing Base"). Based on the value of the Borrowing Base properties, the Registrant has approximately $137.2 million in remaining capacity under the $430.0 million credit facility. The credit facility is secured by mortgages on all lender-approved properties; however, only some of the mortgages are recorded in the property records. In the event the Registrant is in default under the facility, the lender may elect to record all of the mortgages and foreclose.

On December 28, 2004, the Registrant entered into a $30.8 million fixed rate interest-only note with New York Life (the "New York Life Loan"). The New York Life Loan requires monthly interest payments of approximately $0.1 million and matures in January 2012. The annual interest rate on the New York Life Loan is 4.81%. The Registrant may prepay the New York Life Loan in full any time after December 2007 for a fee equal to the greater of (a) 1% of the then outstanding principal balance or (b) the present value of the remaining scheduled payments of principal and interest less the amount of principal being repaid.

Item 9.01.    Financial Statements and Exhibits

(a)        Financial Statements. Since it is impracticable to provide the required financial statements for the acquired real property described above at the time of this filing, and no financial statements (audited or unaudited) are available at this time, the Registrant hereby confirms that it intends to file the required financial statements on or before March 12, 2005, by amendment to this Form 8-K.

(b)        Pro Forma Financial Information. See Paragraph (a) above.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Wells Real Estate Investment Trust II, Inc.

Date: December 30, 2004.	By:	/s/ Randall D. Fretz
Randall D. Fretz
Senior Vice President